UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 20, 2005

CHAPEAU, INC.

(Exact Name of Registrant as Specified in Charter)

Utah	033-01289-D	87-0431831
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

10 Greg Street, Sparks, Nevada 89431

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (916) 941-6319

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 20, 2005, Chapeau, Inc. announced in a press release attached hereto as an exhibit that Gordon V. Smith accepted the nomination to serve on Chapeau’s Board of Directors.

In March 2005, the Gordon V. and Helen C. Smith Foundation, for which Mr. Smith is a trustee, purchased in a private offering 1,829,268 shares of Chapeau’s Common Stock at an aggregate purchase price of $750,000 and received a two-year warrant to purchase an additional 1,829,268 shares of Common Stock at an exercise price of $0.60 per share.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits

SEC

Exhibit

Reference

Number

Number

Title of Document

Location

    1

   (99)

Press release dated

This filing

April 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 25, 2005

CHAPEAU, INC.

(Registrant)

By:  /s/  Guy A. Archbold______

Guy A. Archbold

Chief Executive Officer

Chapeau, Inc. dba

BluePoint Energy, Inc.

1190 Suncast Lane, Suite 2

El Dorado Hills, Calif. 95762

Tel. 916.941.6319  Fax. 916.941.6325

www.bluepointenergy.com

News Release

(OTCBB: CPEU)

 BluePoint Energy, Inc. announces Gordon V. Smith to join Board of Directors

El Dorado Hills, Calif., April 20, 2005 - Chapeau, Inc. (OTCBB: CPEU) dba BluePoint Energy, Inc. announced today that Gordon V. Smith has accepted the nomination to serve on the Company’s Board of Directors. The Company provided the following biographical summary:

Gordon V. Smith, founder of the regional real estate development firm of Miller and Smith Companies, currently serves as its Chairman of the Board.  Since 1964, he has successfully guided the company through tumultuous market changes and halting recessions by applying an analytical market approach and conservative accounting procedures to the development industry.

In 1996, Gordon was asked to serve as a director of Bank Plus, a $4 billion NASDAQ listed financial services company with headquarters in Glendale, California.  A year later he was elected Chairman of the Board and actively serves in that capacity.  He is also a director of Crown NorthCorp, a financial service company with operations in Europe and the United States.

In addition, he travels frequently to the Philippines where he serves as a director of the Opportunity Microfinance Bank, devoted to making loans and taking deposits from the poor in the Philippines.

Gordon graduated Phi Beta Kappa from Ohio Wesleyan University in 1954, served as a pilot in the U.S. Air Force, and continued his education by earning a MBA from Harvard Business School in 1959.  Throughout his career, he has retained an interest in academia and was an adjunct professor of Residential Construction and Development at American University from 1974 to 1987.  Gordon served as a delegate to China in 1983 and 1986, under the auspices of the U.S. Department of Housing and Urban Development.  He also served as a member of the Virginia Strategic Council at the request of Lt. Governor Don Beyer.

In 1989, Gordon received Employer of the Year Award from the Washington, D.C. Downtown J.C.’s and was named Entrepreneur of the Year in the category of Washington Real Estate by Inc. Magazine and Ernst & Young.  Gordon is an active member of the United Methodist Church, a past member of the Board of Trustees of Ohio Wesleyan University, a current member of the Ohio Wesleyan University Endowments Committee and with his wife Helen, served as co-chairman of the Major Gifts campaign for the University’s $50 million fund drive.  He is past chairman of the Wesley Theological Foundation.

BluePoint CEO, Guy A. Archbold, commented, “We are exceptionally pleased to welcome Gordon to the Board of Directors of BluePoint Energy Inc.  Gordon’s vast professional success, particularly in real estate development domestically and oversight in overseas markets, shall be tremendously beneficial to our growth strategy here and abroad.  We are very fortunate to not only have Gordon as a significant private investor in our Company but also now as a member of our Board.”

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About Chapeau, Inc. dba BluePoint Energy, Inc.

Chapeau, Inc. dba BluePoint Energy, Inc. designs, assembles and sells packaged Combined Heat and Power generation systems under the trademark Lean-One® to utilities, energy service companies and commercial end users in need of reliable, efficient, clean and cost-effective energy solutions. The Company trades publicly on the Over-the-Counter Bulletin Board under the ticker symbol CPEU. For more information, call 916-941-6319 or visit the Company’s website at www.bluepointenergy.com.

NOTE: The foregoing is news relating to Chapeau, Inc. dba BluePoint Energy, Inc. (the "Company") and contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this report, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to the Company or its management, including without limitation, Chapeau, Inc. dba BluePoint Energy, Inc. (as defined herein) and/or the Company's other subsidiaries, are intended to identify such forward-looking statements. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by these forward-looking statements. For a discussion of additional factors that may affect actual results, investors or interested parties should refer to the Company's filings with the Securities and Exchange Commission; in particular, its annual report on Form 10-K, most current 10Q and other filings as may be relevant. This does not constitute an offer to buy or sell securities by the Company, its subsidiaries or any associated party and is meant purely for informational purposes.

Contact:

     Chapeau, Inc. dba BluePoint Energy, Inc.

     Guy A. Archbold, CEO, 916.941.6319

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